Exhibit 10.2

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is made and entered into as of October 27, 2011 by and among DAM Holdings, Inc., a Nevada corporation (the “Seller”) and Mark Klein  (the "Buyer ").

AGREEMENT

In consideration of the terms hereof, the parties hereto agree as follows:

I.  PURCHASE AND SALE OF STOCK

1.1  Transfer of Stock. Upon the terms and subject to the conditions hereof, on the Closing Date, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and Buyer shall purchase from the Seller, a total of Forty-Five Thousand (45,000) shares of common stock, $0.001 par value per share (the “Shares”) of Delaware American Motors, Inc., a Nevada corporation (“Delaware American”), free and clear of all liens, charges, or encumbrances of whatsoever nature

1.2  Purchase Price.  Subject to the terms and conditions of this Agreement, the total purchase price for the Shares (the “Purchase Price”) shall be Ten ($10.00) Dollars, to be paid at the Closing.

1.3  Conditions to Closing.  The Closing is subject to the following:

a.           The Seller shall have delivered to the Buyer a certified copy of a resolution of the board of directors of the Seller approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable the Seller to comply with the terms of this Agreement.

b.           Delaware American and the Seller have executed the Assumption Agreement substantially in the form attached hereto as Schedule “A”.

1.4  The Closing. The closing of the transaction contemplated hereunder (the “Closing”) shall occur as soon as possible after the completion of the conditions to Closing set forth in Section 1.3 (the “Closing Date”) at the offices of Seller, or such other time or location as the parties hereto shall agree.

1.5  Delivery by the Seller.  At the Closing, the Seller will deliver to the Buyer (a) certificates representing the Shares, free and clear of all liens, charges, or encumbrances of whatsoever nature except for any restrictions on resale provided for under securities laws, and registered in the Buyer’s name (or if requested by the Buyer, its nominees), (b) the Assumption Agreement as provided for in Section 1.3, and (c) true and complete copies of all books and records of Delaware American.

1.6  Delivery by the Buyer.  At the Closing, the Buyer will deliver to the Seller the payment provided for in Section 1.2.

II.  REPRESENTATIONS AND WARRANTIES
OF SELLER.

The Seller hereby represents and warrants as follows: (is there any place where Klein makes these representations and warranties before the closing of the merger? If not, how do we know any of this?)

2.1  Good Title. The Seller is the sole and registered owner of the Shares and the Shares will be free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever, except for any restrictions on resale provided for under securities laws.

2.2  Validly Issued. The Shares constitute, duly authorized, validly and legally issued shares of the Delaware American’s common stock, fully-paid and non-assessable.

2.3  Capitalization. The Shares constitute one hundred percent (100%) the shares of Delaware American which are currently issued and outstanding.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate Delaware American to issue any additional shares of any of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of any such capital stock. There are no voting trusts or other agreements or understandings with respect to the capital stock of Delaware American to which Delaware American or the Seller are a party or by which Delaware American or the Seller are bound.

2.4  Indebtedness.  The Seller is not indebted to Delaware American, and Delaware American is not indebted to the Seller.

2.5  Subsidiaries and Affiliates. Delaware American is the sole owner of Delaware American Motors, LLC, a Delaware limited liability company (“DAMLLC”), and neither Delaware American nor DAMLLC have any other Subsidiaries. As used in this Agreement, “Subsidiary,” shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such Person. Delaware American does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate DAMLLC to issue any additional membership interests of any kind or any securities convertible into or evidencing the right to subscribe for any membership interest.

III.  REPRESENTATIONS AND WARRANTIES BY THE BUYER.

Buyer represents and warrants to the Seller, as follows:

a.           The Seller has provided Buyer with adequate access to financial and other information concerning Delaware American as requested and such Buyer has had the opportunity to ask questions of and receive answers from the Seller concerning the transactions contemplated by this Agreement. Buyer formerly served as the principal executive officer of Seller and has served as the principal executive officer of Delaware American prior to the date hereof and has full knowledge of Delaware American’s operations, finances and prospects.

IV.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.1  Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

V. MISCELLANEOUS

5.1   Restrictive Legends.  The certificates representing the Shares shall bear a restrictive legend in substantially the following form:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act."

5.2  Expenses. All fees and expenses incurred by Seller in connection with the transactions contemplated by this Agreement shall be borne by Seller and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

5.3  Further Assurances.  From time to time, at the Buyer's request and without further consideration, Seller, at its own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

5.4  Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

5.5  Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

5.6  Headings.  The section and paragraph headings contained in this  agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

5.7  Confidentiality.  Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement.  If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

5.8  Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Seller:

DAM Holdings, Inc.
501 Madison Avenue, Suite 501
New York, NY 10022

If to the Buyer:

Mark S. Klein
P.O. Box 503
Totowa, NY 07511

Or such other address as each party may specify in writing..

5.9  Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.10  Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties, on the date first above written.

DAH Holdings, Inc.

By:	/s/ Fouad Kallamni
Title:	President

Buyer

/s/ Mark S. Klein

SCHEDULE A

ASSUMPTION AGREEMENT